Exhibit 5.2

April 19, 2023

The Beneficient Company Group, L.P.

325 N. Saint Paul Street, Suite 4850

Dallas, Texas 75201

Ladies and Gentlemen:

We have acted as counsel to The Beneficient Company Group, L.P., a Delaware limited partnership (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-4 (Registration No. 333-268741), initially filed by the Company on December 9, 2022 (as thereafter amended or supplemented, the “Registration Statement”), relating to, among other things, (i) the merger (the “Avalon Merger”) of Beneficient Merger Sub I, Inc. (“Merger Sub I”), a Delaware corporation and direct, wholly-owned subsidiary of The Beneficient Company Group, L.P., a Delaware limited partnership (“BCG”), with and into Avalon Acquisition, Inc., a Delaware corporation (“Avalon”), with Avalon surviving the Avalon Merger as a wholly owned subsidiary of the Company (the “Avalon Merger Surviving Company”), and (ii) the merger (the “LLC Merger”) of the Avalon Merger Surviving Company with and into Beneficient Merger Sub II, LLC, a Delaware limited liability company and direct, wholly-owned subsidiary of BCG (“Merger Sub II”), with Merger Sub II surviving the LLC Merger as a wholly-owned subsidiary of the Company, all pursuant to the Business Combination Agreement, dated September 21, 2022, by and among the Company, Avalon, Merger Sub I and Merger Sub II (as amended, the “Business Combination Agreement”). The Avalon Merger and the LLC Merger are collectively referred to herein as the “Mergers”.

Prior to the consummation of the Mergers, the Company will convert into a Nevada corporation pursuant to a statutory conversion and will change its name to “Beneficient” (the “Conversion”). To effectuate the Conversion, the Company will file the Nevada Articles of Conversion (as defined below) simultaneously with the Converted Company Charter (as defined below) with the Secretary of State of the State of Nevada and the Delaware Certificate of Conversion (as defined below) with the Secretary of State of the State of Delaware. In this opinion, we refer to the Company following effectiveness of the Conversion as the “Converted Company.”

At the effective time of the Avalon Merger (the “Avalon Merger Effective Time”), among other things:

(i) each share of Class A common stock, par value $0.0001 per share, of Avalon (“Avalon Class A Common Stock”) issued and outstanding immediately prior to the Avalon Merger Effective Time will be automatically converted into one share of Class A common stock, par value $0.001 per share, of the Converted Company (“Beneficient Class A Common Stock”);

(ii) each share of Class B common stock, par value $0.0001 per share, of Avalon (“Avalon Class B Common Stock”) issued and outstanding immediately prior to the Avalon Merger Effective Time will be automatically converted into one share of Beneficient Class A Common Stock;

(iii) holders of Avalon Class A Common Stock will also receive, for each share of Avalon Class A Common Stock that is not redeemed, one share of Series A Convertible Preferred Stock, par value $0.001 per share, of the Converted Company (the “Beneficient Series A Preferred Stock”) that is convertible, at the option of the holder thereof, into one-fourth (1/4) of a share of Beneficient Class A Common Stock on, and only on, the later of (i) 90 days after the Avalon Merger Effective Time and (ii) 30 days after a registration statement under the Securities Act has been declared effective with respect to the issuance of Beneficient Class A Common Stock and Beneficient Series A Preferred Stock upon the exercise of the Beneficient Warrants (as defined below) (the “Series A Preferred Stock

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The Beneficient Company Group, L.P.

April 19, 2023

Conversion Date”). Each holder of Beneficient Series A Preferred Stock shall be deemed to have elected to convert such shares under such optional conversion right from Beneficient Series A Preferred Stock into Beneficient Class A Common Stock unless they have delivered written notice addressed to the Converted Company two business days prior to the Series A Preferred Stock Conversion Date stating that they do not wish to elect to participate in such optional conversion; and

(iv) each warrant of Avalon issued and outstanding, entitling the holder thereof to purchase one share of Avalon Class A Common Stock at an exercise price of $11.50 per share (subject to adjustment) (collectively, the “Avalon Warrants”), will automatically convert into the right to purchase, at an exercise price of $11.50 per share (subject to adjustment), one share of Beneficient Class A Common Stock and one share of Beneficient Series A Preferred Stock (the converted Avalon Warrants, the “Beneficient Warrants”) except that the holders of the Avalon Private Warrants (as defined in the Business Combination Agreement) shall not be entitled to receive Beneficient Series A Preferred Stock unless such warrant is exercised after the Series A Preferred Stock Conversion Date.

In rendering the opinion set forth herein, we have examined the originals, or photostatic or certified copies, of (i) a form of Articles of Incorporation of the Converted Company, to become effective upon the Conversion (the “Converted Company Charter”), (ii) a form of Bylaws of the Converted Company, to become effective upon the Conversion (the “Converted Company Bylaws”), (iii) a form of Articles of Conversion to be filed in Nevada and to become effective upon the Conversion (the “Nevada Articles of Conversion”), (iv) a form of Certificate of Conversion to be filed in Delaware and to become effective upon the Conversion (the “Delaware Certificate of Conversion”), (v) a copy of resolutions of the board of directors of Beneficient Management, L.L.C., as general partner of the Company, authorizing the assumption of the Avalon Warrants, (vi) the Registration Statement and all exhibits thereto, (vii) a copy of the Business Combination Agreement, (viii) a copy of the Warrant Agreement, dated October 5, 2021, between Continental Stock Transfer & Trust Company (“Continental”) and Avalon (the “Avalon Warrant Agreement”), (ix) a form of Assignment, Assumption and Amendment to Warrant Agreement by and among the Company, Avalon and Continental (the “Warrant Assumption Agreement”), (x) a certificate of designation fixing the relative rights and preferences of the Beneficient Series A Preferred Stock (the “Certificate of Designation”) and (xi) such other records, documents and instruments as we deemed relevant and necessary for purposes of the opinion stated herein.

As to questions of fact material to the opinions expressed below, we have, without independent verification of their accuracy, relied to the extent we deem reasonably appropriate upon the representations and warranties of the Company contained in such documents, records, certificates, instruments or representations furnished or made available to us by the Company.

In making the foregoing examination, we have assumed (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to original documents of all documents submitted to us as certified or photostatic copies, (iv) that all agreements or instruments we have examined are the valid, binding and enforceable obligations of the parties thereto (other than as set forth in the opinion set forth below) and (v) that all factual information on which we have relied was accurate and complete.

We have also assumed that (i) prior to effecting the Conversion, the Registration Statement and any amendments thereto (including post-effective amendments), will have become effective under the Securities Act and (ii) prior to the assumption of the Avalon Warrants, (A) the Nevada Articles of Conversion, the Converted Company Charter and the Certificate of Designation will be duly executed and thereafter be duly filed with the Secretary of State of the State of Nevada in accordance with Nevada law, no other certificate or document has been, or prior to the filing of the Nevada Articles of Conversion, the Converted Company Charter and the Certificate of Designation, will be, filed by or in respect of the Converted Company with the Secretary of State of the State of Nevada and that the

The Beneficient Company Group, L.P.

April 19, 2023

Converted Company will pay any fees and other charges required to be paid in connection with the filing of the Nevada Articles of Conversion, the Converted Company Charter and the Certificate of Designation; (B) the Delaware Certificate of Conversion will be duly executed and thereafter be duly filed with the Secretary of State of the State of Delaware in accordance with Delaware law and that the Converted Company will pay any fees and other charges required to be paid in connection with the filing of the Delaware Certificate of Conversion; (C) the Converted Company Bylaws will become effective upon the Conversion; (D) the parties to the Warrant Assumption Agreement shall have duly executed and validly entered into such agreement; (E) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Securities Act and (F) the Conversion shall have been consummated.

Based upon the foregoing and subject to the assumptions and qualifications stated herein, we are of the opinion that, when assumed in the manner and on the terms described in the Registration Statement, the Business Combination Agreement, the Avalon Warrant Agreement and the Warrant Assumption Agreement, the Beneficient Warrants will constitute valid and legally binding obligations of the Converted Company.

We have not considered, and express no opinion herein as to, the laws of any state or jurisdiction other than the federal laws of the United States of America as in effect on the date hereof, and, to the extent relevant to the opinions expressed herein, the laws of the State of New York as in effect on the date hereof.

Various issues pertaining to Nevada law, including the validity of the Beneficient Class A Common Stock, the Beneficient Series A Preferred Stock and the Beneficient Class A Common Stock underlying the Beneficient Series A Preferred Stock and the Beneficient Warrants are addressed in the opinion of Greenberg Traurig, LLP, special Nevada counsel to the Company. We express no opinion herein with respect to those matters, and to the extent elements of those opinions are necessary to the conclusions expressed herein, we have assumed such matters.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the prospectus constituting part of such Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours, /s/ Haynes and Boone, LLP Haynes and Boone, LLP